Exhibit 5.1

May [*], 2023

Six15 Technologies Holding Corp.

336 Summit Point Drive

Henrietta, New York 14467

Attn: Board of Directors

RE:	Six15 Technologies Holding Corp.
Registration Statement on Form S-1(File No.: 333-[*])

Ladies and Gentlemen:

We have acted as counsel to Six15 Technologies Holding Corp., a Delaware corporation (the “Company”), in connection with the preparation and filing with the U.S. Securities and Exchange Commission (the “Commission”) of the above-caption registration under the Securities Act of 1933, as amended (the “Act”), initially filed with the Commission on May [*], 2023 (the “Registration Statement”). The Company filed the Registration Statement in connection with the proposed registration of up to an aggregate of [*] shares of Common Stock consisting of: (i) [*] shares (the “Company Shares”) of the Company’s common stock, par value $0.0001 per share (“Common Stock”) to be issued and sold by the Company; (ii) [*] shares of Common Stock (the “Over-Allotment Option Shares”) issuable upon the exercise of an option granted by the Company to the underwriters to cover over-allotments, if any (the “Over-Allotment Option”); (iii) [*] warrants to be issued to the representative of the underwriters as compensation for their services pursuant to the underwriting agreement to be entered into by and between the Company and the underwriters (the “Representative’s Warrants”); and (iv) [*] shares of Common Stock issuable upon the exercise of the Representative’s Warrants (the “Representative’s Warrant Shares”). This opinion is being furnished in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Securities Act.

In rendering these opinions, we have examined the Company’s certificate of incorporation and bylaws, both as currently in effect, the Registration Statement, and the exhibits thereto, and such other records, instruments and documents as we have deemed advisable in order to render these opinions. In such examination, we have assumed the genuineness of all signatures, the legal capacity of all natural persons, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified, conformed or photostatic copies and the authenticity of the originals of such latter documents. In providing these opinions, we have further relied as to certain matters on information obtained from officers of the Company.

Based upon the foregoing and in reliance thereon, and subject to the qualifications, limitations, exceptions and assumptions set forth herein, we are of the opinion that, having been issued and sold in exchange for payment in full to the Company of all consideration required therefor as applicable, including with regard to the Representative’s Warrants, and the shares underlying the Representative’s Warrants, and as described in the Registration Statement:

(i)	The Company Shares, when issued against payment therefor, will be validly issued, fully paid and non-assessable shares of Common Stock of the Company;

(ii)	The Over-Allotment Option Shares, when issued pursuant to the exercise of the Over-Allotment Option, will be validly issued, fully paid, and non-assessable;

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(iii)	The Representative’s Warrants, when issued against payment therefor, will constitute the legal, valid and binding obligation of the Company, enforceable against the Company in accordance with their terms, except that (a) such enforceability may be limited by bankruptcy, insolvency or other similar laws affecting the enforcement of creditors’ rights in general and (b) the remedies of specific performance and injunctive and other forms of injunctive relief may be subject to equitable defenses; and

(iv)	The Representative’s Warrant Shares have been duly authorized by all necessary corporate action on the part of the Company and, when issued, sold and delivered by the Company pursuant to the Representative’s Warrants against payment therefor, will be validly issued, fully paid and non-assessable shares of Common Stock of the Company.

Our opinion is limited to the Delaware General Corporation Law and, with respect to the opinions set forth in paragraph (iii) above, the internal laws of the State of New York. We express no opinion as to the effect of the law of any other jurisdiction. Our opinion is rendered as of the date hereof, and we assume no obligation to advise you of changes in law or fact (or the effect thereof on the opinions expressed herein) that hereafter may come to our attention. This opinion letter is limited to the laws in effect as of the date the Registration Statement is declared effective by the Commission and is provided exclusively in connection with the public offering and resale offering contemplated by the Registration Statement.

This opinion letter speaks only as of the date hereof and we assume no obligation to update or supplement this opinion letter if any applicable laws change after the date of this opinion letter or if we become aware after the date of this opinion letter of any facts, whether existing before or arising after the date hereof, that might change the opinions expressed above.

This opinion letter is furnished in connection with the filing of the Registration Statement and may not be relied upon for any other purpose without our prior written consent in each instance. Further, no portion of this letter may be quoted, circulated or referred to in any other document for any other purpose without our prior written consent.

We consent to the use of this opinion as Exhibit 5.1 to the Registration Statement and further consent to all references to us, if any, in the Registration Statement, and in the Prospectus forming a part thereof. We do not thereby admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission thereunder. This opinion is rendered on, and speaks only as of, the date of this letter first written above, and does not address any potential change in facts or law that may occur after the date of this opinion letter. We assume no obligation to advise you of any fact, circumstance, event or change in the law or the facts that may hereafter be brought to our attention, whether or not such occurrence would affect or modify any of the opinions expressed herein.

Very truly yours,

Draft

Carmel, Milazzo & Feil LLP

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